Exhibit (e)(6)

EXECUTION VERSION

LIMITED CONSENT REGARDING

TERM LOAN AND SECURITY AGREEMENT

This LIMITED CONSENT REGARDING TERM LOAN AND SECURITY AGREEMENT, dated as of August 30, 2015 (this “Consent”), is by and among BLYTH, INC., a Delaware corporation (the “Company” or “Borrower 1”), BLYTH HOME EXPRESSIONS, INC., a Delaware corporation (“Borrower 2”), BLYTH DIRECT SELLING HOLDINGS, INC., a Delaware corporation (“Borrower 3”), BLYTH CATALOG AND INTERNET HOLDINGS, INC., a Delaware corporation (“Borrower 4”), KWA, INC., a Minnesota corporation (“Borrower 5”), PURPLE TREE, INC., a Delaware corporation (“Borrower 6”), PARTYLITE HOLDING, INC., a Delaware corporation (“Borrower 7”), SILVER STAR BRANDS, INC. (formerly known as Miles Kimball Company), a Wisconsin corporation (“Borrower 8”), PARTYLITE GIFTS, INC., a Virginia corporation (“Borrower 9”), BJI CORPORATION, a Delaware corporation (“Borrower 10”), PARTYLITE WORLDWIDE, LLC, a Delaware limited liability company (“Borrower 11”), CANDLE CORPORATION OF AMERICA (DELAWARE), a Delaware corporation (“Borrower 12”) and CANDLE CORPORATION OF AMERICA, a New York corporation (“Borrower 13”, and together with Borrower 1, Borrower 2, Borrower 3, Borrower 4, Borrower 5, Borrower 6, Borrower 7, Borrower 8, Borrower 9, Borrower 10, Borrower 11 and Borrower 12, collectively, the “Borrowers”) and GFIE, LLC, a Florida limited liability company.

WITNESSETH:

WHEREAS, the Lender made a $35,000,000 term loan to the Borrowers pursuant to that certain Term Loan and Security Agreement, dated as of March 9, 2015 (as such Term Loan and Security Agreement may be amended, supplemented or modified from time to time, the “Loan Agreement”), by and among the Borrowers and the Lender;

WHEREAS, the Borrowers acknowledge that as of August 30, 2015 the outstanding unpaid principal of such term loan is $35,000,000.00;

WHEREAS, the Company proposes to enter into a certain Agreement and Plan of Merger, to be dated of even or substantially even date herewith (the “Merger Agreement”) by and among the Company, CB Shine Holdings, LLC, a Delaware limited liability company as the “Parent” (referred to below as the “Parent”), and CB Shine Merger Sub, Inc., a Delaware corporation as the “Merger Sub” (referred to below as the “Merger Sub”), pursuant to which, on the terms and subject to the conditions set forth in the Merger Agreement, the Parent would agree to cause the Merger Sub to commence the Offer (as defined in the Merger Agreement) and, following the consummation of the Offer, subject to the terms and conditions set forth in the Merger Agreement, the Merger (as defined in the Merger Agreement) would be consummated with the Company as the surviving corporation;

WHEREAS, in connection with the Merger Agreement, it is proposed that certain Permitted Holders will enter into a Tender and Support Agreement, to be dated of even or substantially even date herewith (the “Tender and Support Agreement” and, collectively with the Merger Agreement, the “Merger Documents”) by and among such Permitted Holders, the Parent and Merger Sub;

WHEREAS, the Borrowers have requested, in connection with the proposed execution and delivery of the Merger Documents, that the Lender enter into this Consent;

WHEREAS, the Borrowers and the Lender constitute the parties required for purposes of providing the consent set forth below pursuant to Section 12.1.2 of the Loan Agreement;

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

Section 1 DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Loan Agreement.

Section 2 CONSENT.

Consent to Entering Into Merger Agreement and Tender and Support Agreement.

Notwithstanding anything to the contrary contained in the Loan Agreement (or other Loan Documents), the Lender, as of the Consent Effective Date (as defined below) hereby consents to the Company entering into the Merger Agreement and the applicable Permitted Holders entering into the Tender and Support Agreement; provided, however, that such consent shall not be interpreted as constituting as (x) a consent to the actual consummation of the Merger or (y) a waiver of any Events of Default that would arise from the actual consummation of the Merger, and the Borrowers acknowledge and agree that, if the Merger is consummated, such consummation will constitute an Event of Default and the Lender will have the right to receive immediate payment in full of any outstanding principal of, and interest under, the Term Debt and of any outstanding fees, costs and expenses and any other outstanding Obligations in accordance with the terms of the Loan Agreement.

The Lender further consents to the Borrowers entering into the Limited Consent Regarding Loan and Security Agreement by and among the Borrowers and the ABL Lender in the form of Exhibit A attached hereto and hereby made a part hereof (the “ABL Lender Consent”).

The consents set forth above shall be limited to such consent expressly set forth therein and no other consent shall be implied.

Section 3 REPRESENTATIONS AND WARRANTIES.

Each of the Borrowers hereby represents and warrants to the Lender, as of the Amendment Effective Date, as follows:

3.1 Authorization; Enforceability; Ratification. This Consent has been duly and validly executed by an authorized officer of such Borrower and constitutes the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance

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with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally. The Loan Agreement, as modified by this Consent, remains in full force and effect and remains the valid and binding obligation of each Borrower enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

3.2 No Default or Event of Default. No Default or Event of Default is existing under the Loan Agreement and no Default or Event of Default will occur as a result of the effectiveness of this Consent.

3.3 Restatement of Representations and Warranties; Schedules. The representations and warranties of such Borrower contained in the Loan Agreement and the other Loan Documents are true and correct in all material respects (except that if any such representation or warranty contains any materiality qualifier, such representation or warranty shall be true and correct in all respects) on and as of the date of this Consent as though made on the date of this Consent (except for representations and warranties that expressly relate to an earlier date). The Schedules to the Loan Agreement are accurate and complete on and as of the date of this Consent (except for Schedules that expressly relate to an earlier date).

Section 4 CONDITIONS TO EFFECTIVENESS.

Section 5 This Consent shall become effective as of the date and time (the “Consent Effective Date”) at which each of the following conditions precedent shall have been fulfilled:

5.1 This Consent. The Lender shall have received from each Borrower a counterpart of this Consent, executed and delivered by a duly authorized officer of such Borrower.

5.2 Other Documents. The execution and delivery of the Merger Documents by the proposed parties thereto, which executed and delivered Merger Documents shall be in substantially the same form as the form of the Merger Documents presented to the Lender prior to the execution and delivery of this Consent.

5.3 Fees and Expenses. The Borrowers shall have paid all outstanding costs, expenses and fees of the Lender and its advisors, service providers and legal counsels incurred in connection with the documentation of this Consent.

5.4 Term Lender Consent. The Borrowers and the ABL Lender shall, simultaneously with the execution and delivery of this Consent, enter into the ABL Lender Consent.

Section 6 MISCELLANEOUS.

6.1 Governing Law. This Consent shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflict of law principles except federal laws relating to national banks.

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6.2 Severability. Any provision of this Consent which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Consent.

6.3 Counterparts. This Consent may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument, and counterparts hereof may be delivered by facsimile or .PDF electronic transmission which shall be effective as a manually signed original counterpart.

6.4 Headings. Section headings used in this Consent are for the convenience of reference only and are not a part of this Consent for any other purpose.

6.5 Negotiations. By accepting this Consent, each Borrower acknowledges and agrees that all of the provisions contained herein were negotiated and agreed to in good faith after discussion with the Lender.

6.6 Nonwaiver. The execution, delivery, performance and effectiveness of this Consent shall not operate, except as set forth in Section 1 above, as, or be deemed or construed to be, a waiver: (a) of any right, power or remedy of the Lender under the Loan Agreement or the other Loan Documents or (b) of any term, provision, representation, warranty or covenant contained in the Loan Agreement or any other Loan Document. Further, none of the provisions of this Consent, except Section 1 above, shall constitute, be deemed to be or construed as, a waiver of any Default or Event of Default under the Loan Agreement.

6.7 Reference to and Effect on the Loan Agreement. Upon the effectiveness of this Consent, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import shall mean and be a reference to the Loan Agreement, as modified by this Consent and each reference to the Loan Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Loan Agreement shall mean and be a reference to the Loan Agreement, as modified by this Consent.

6.8 Acknowledgment; Release of Claims. No Borrower is aware of any claim or offset against, or defense or counterclaim to, such Borrower’s obligations or liabilities under the Loan Agreement or any Loan Document to which it is a party. In consideration of the Lender’s agreements contained in this Consent, each Borrower hereby irrevocably releases and forever discharge the Lender and its Affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Borrower ever had or now has against the Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Lender or any other Released Person relating to the Loan Agreement or any Loan Document on or prior to the date hereof.

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6.9 Reaffirmation. Each of the parties hereto, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, under the Loan Documents, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Loan Agreement and the other Loan Documents to which it is a party and (ii) to the extent such party has granted liens on or security interests in any of its property pursuant to the Loan Agreement or any other Loan Document as security for or otherwise guaranteed the Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations. Each of the parties hereto hereby consents to this Consent and hereby ratifies and affirms the Loan Agreement and the other Loan Documents, as modified hereby.

6.10 Waiver of Jury Trial. To the fullest extent permitted by Applicable Law, each Borrower waives the right to trial by jury (which Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to this Consent. Each Borrower acknowledges that the foregoing waiver is a material inducement to Lender entering into this Consent and that Lender is relying upon the foregoing in its dealings with Borrowers. Each Borrower has reviewed the foregoing waiver with its legal counsel and has knowingly and voluntarily waived its jury trial rights following consultation with legal counsel. In the event of litigation, this Consent may be filed as a written consent to a trial by the court.

6.11 Loan Document. This Consent is a Loan Document.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed by their respective officers, managers or agents thereunto duly authorized as of the date first written above.

LENDER:

GFIE, LLC

By:	/s/ Robert B. Goergen
Title:	Manager
Address:
GFIE, LLC 11950 Turtle Beach Road North Palm Beach, Florida 33408 Attn: Robert B. Goergen, Manager email: bgoergen@blyth.com

BORROWERS:

BLYTH, INC.

By:	/s/ Jane F. Casey
Title:	Vice President
Address:
One East Weaver Street
Greenwich, CT 06831
Attn: Jane F. Casey, CFO
jcasey@blyth.com

BLYTH HOME EXPRESSIONS, INC.

By:	/s/ Jane F. Casey
Title:	Vice President
Address:
One East Weaver Street
Greenwich, CT 06831
Attn: Jane F. Casey, CFO
jcasey@blyth.com

[Signature Page to Limited Consent Regarding Term Loan and Security Agreement]

BLYTH DIRECT SELLING HOLDINGS, INC.

By:	/s/ Jane F. Casey
Title:	Vice President
Address:
One East Weaver Street
Greenwich, CT 06831
Attn: Jane F. Casey, CFO
jcasey@blyth.com

BLYTH CATALOG AND INTERNET HOLDINGS, INC.

By:	/s/ Jane F. Casey
Title:	Vice President
Address:
One East Weaver Street
Greenwich, CT 06831
Attn: Jane F. Casey, CFO
jcasey@blyth.com

PURPLE TREE, INC.

By:	/s/ Jane F. Casey
Title:	Vice President
Address:
One East Weaver Street
Greenwich, CT 06831
Attn: Jane F. Casey, CFO
jcasey@blyth.com

PARTYLITE HOLDING, INC.

By:	/s/ Jane F. Casey
Title:	Vice President
Address:
One East Weaver Street
Greenwich, CT 06831
Attn: Jane F. Casey, CFO
jcasey@blyth.com

[Signature Page to Limited Consent Regarding Term Loan and Security Agreement]

SILVER STAR BRANDS, INC.

By:	/s/ Jane F. Casey
Title:	Vice President
Address:
One East Weaver Street
Greenwich, CT 06831
Attn: Jane F. Casey, CFO
jcasey@blyth.com

PARTYLITE GIFTS, INC.

By:	/s/ Jane F. Casey
Title:	Vice President
Address:
One East Weaver Street
Greenwich, CT 06831
Attn: Jane F. Casey, CFO
jcasey@blyth.com

BJI CORPORATION

By:	/s/ Jane F. Casey
Title:	Vice President
Address:
One East Weaver Street
Greenwich, CT 06831
Attn: Jane F. Casey, CFO
jcasey@blyth.com

PARTYLITE WORLDWIDE, LLC

By:	/s/ Jane F. Casey
Title:	Vice President
Address:
One East Weaver Street
Greenwich, CT 06831
Attn: Jane F. Casey, CFO
jcasey@blyth.com

[Signature Page to Limited Consent Regarding Term Loan and Security Agreement]

CANDLE CORPORATION OF AMERICA (DELAWARE)

By:	/s/ Jane F. Casey
Title:	Vice President
Address:
One East Weaver Street
Greenwich, CT 06831
Attn: Jane F. Casey, CFO
jcasey@blyth.com

CANDLE CORPORATION OF AMERICA

By:	/s/ Jane F. Casey
Title:	Vice President
One East Weaver Street
Greenwich, CT 06831
Attn: Jane F. Casey, CFO
jcasey@blyth.com

KWA, INC.

By:	/s/ Jane F. Casey
Title:	Vice President
Address:
One East Weaver Street
Greenwich, CT 06831
Attn: Jane F. Casey, CFO
jcasey@blyth.com

[Signature Page to Limited Consent Regarding Term Loan and Security Agreement]

EXHIBIT A

[ABL Lender Consent]